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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15 (d) of the
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 13, 2001

                         THE GENERAL CHEMICAL GROUP INC.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


                1-13404                                    02-0423437
         (Commission File No.)                 (IRS employer identification no.)

  Liberty Lane, Hampton, New Hampshire                       03842
(Address of principal executive offices)                   (zip code)

       Registrant's telephone number, including area code: (603) 929-2606


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ITEM 5:  OTHER EVENTS AND REGULATION FD DISCLOSURE

                  The General Chemical Group Inc. (the "Company") effected a one-for-ten reverse split of the Company's common stock at 5:00 p.m. Eastern Daylight Time (EDT) on Friday, July 13 (the "Effective Time"). At the Effective Time, each share of common stock, par value $0.01 per share (the "Common Stock"), and each share of class B common stock, par value $0.01 per share (the "Class B Common Stock"), was automatically reclassified into 0.10 shares of Common Stock and 0.10 shares of Class B Common Stock, respectively, except that no fractional shares were issued. If the number of shares held by a stockholder prior to the Effective Time was not evenly divisible into ten, such stockholder received, in lieu of the fractional interest, the right to a cash payment, without interest, equal to (i) the fractional interest times (ii) the average closing price of Common Stock on the NYSE over the ten trading days immediately prior to the Effective Time. The reverse split was approved by the Company's stockholders on May 16, 2001.

                  Following the close of the market on July 18, 2001, the Company's common stock no longer traded on the New York Stock Exchange (NYSE). On Thursday, July 19, the Company's stock began to trade over the counter (OTC). The Company's new ticker symbol is "GNMP".


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                  Pursuant to the requirements of the Securities Exchange of
1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE GENERAL CHEMICAL GROUP INC.


                                            By:  /s/ David Graziosi
                                               -----------------------------
                                               Name:   David Graziosi
                                               Title:  Chief Financial Officer

Dated:  August 3, 2001



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